Exhibit 10.2

DEBT CONVERSION AGREEMENT

This Debt Conversion Agreement (this “Agreement”) is entered into effective as of June 3, 2011 (the “Effective Date”) by and between Odyssey Marine Exploration, Inc. a Nevada corporation with its principal executive office located at 5215 W. Laurel St. Tampa, FL 33607 (“Odyssey”), and Neptune Minerals, Inc., a Nevada corporation with its principal executive office located at 5858 Central Ave., St. Petersburg, FL 33707 USA (“Neptune”); Odyssey and Neptune together the “Parties” to this Agreement.

W I T N E S S E T H

WHEREAS, Neptune has executed an Assignment and Assumption of Debt, a copy of which is attached hereto as Exhibit “A” (the “Assignment”), pursuant to which Neptune assumed certain accounts payable of Dorado Ocean Resources Limited, payable to Odyssey, in the amount of $8,227,675 (the “Assumed Debt”); and

WHEREAS, the Parties have mutually agreed to effect a conversion of $2,500,000 of the Assumed Debt into fully paid and non-assessable shares of Neptune Class B Common Stock (“Neptune B Shares”), and the remainder of the Assumed Debt will remain outstanding after the Effective Date.

NOW, THEREFORE, in consideration of the premises stated herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

1. Recitals. The foregoing recitals are true and correct and are incorporated herein by reference.

2. Conversion. Neptune and Odyssey hereby agree that $2,500,000 of the Assumed Debt is hereby converted as of the Effective Date into an aggregate of 2,500,000 Neptune B Shares (the “Conversion Shares”). From and after the Effective Date, Odyssey shall for all purposes be deemed to have owned the Conversion Shares, and $2,500,000 of the Assumed Debt shall be deemed paid in full and extinguished.

3. Representations and Warranties of Neptune. Neptune hereby makes the following representations and warranties to Odyssey as of the Effective Date (which representations and warranties shall survive the Effective Date):

a. Neptune is a duly organized, validly existing and in good standing corporation under the laws of the State of Nevada, with all requisite power and authority to own, operate and conduct its business as now being conducted.

b. All corporate action on the part of Neptune necessary for the authorization, execution, delivery and performance of this Agreement has been taken on or prior to the Effective Date. This Agreement constitutes the valid and legally binding obligation of Neptune, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

c. The Conversion Shares received hereunder are, and will be upon the issuance thereof, validly issued, fully paid, and non-assessable.

4. Representations and Warranties of Odyssey. Odyssey represents, warrants, covenants and agrees (which representations, warranties, covenants, and agreements shall be and be deemed to be continuing and survive the Effective Date) as follows:

a. Odyssey is an “Accredited Investor” as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”). Odyssey has been advised and understands that (i) there are substantial limitations under applicable securities laws on the transferability of the Conversion Shares; (ii) the Conversion Shares have not been and will not be registered under the Act; (iii) there is no public market for the Conversion Shares, and there may never be a public market for such shares; and (iv) Neptune has not covenanted to make “current public information” available for purposes of Rule 144 under the Act. Accordingly, it may be impossible for Odyssey to liquidate the investment in the Conversion Shares.

b. Odyssey is accepting the Conversion Shares for its own account, for investment purposes only, and without a view towards the sale or distribution thereof.

c. Odyssey has sufficient knowledge and experience in financial and business matters to evaluate the merits and risk of conversion of a portion of the Assumed Debt and acceptance of the Conversion Shares. Odyssey is able to bear the economic risks of this conversion and at the present time could afford a complete loss of any and all value received hereunder.

d. Odyssey believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Neptune B Shares and acknowledges it has received and thoroughly reviewed the Confidential Information Summary of Neptune, dated May 18, 2011 (the “Summary”), which includes a description of various investment risk factors. In addition, Odyssey represents and warrants that Neptune has made available for inspection by Odyssey various documents connected with Neptune’s business and has not refused in any way to permit Odyssey to inspect any document requested to be inspected by such Odyssey. Odyssey further represents that it has had an opportunity to ask questions and receive satisfactory answers from representatives of Neptune regarding the terms and conditions of this conversion, the Neptune B Shares, the Summary, the present and anticipated future financial condition of Neptune, and the present and anticipated business, properties, prospects and financial condition of Neptune.

5. Miscellaneous.

a. Governing Law; Venue. This Agreement shall be construed and interpreted according to the laws of the State of Florida without reference to the rules of conflicts of law. All disputes arising out of or relating to this Agreement will be resolved exclusively in the state or federal courts located in Hillsborough County, Florida, and the Parties hereto hereby consent to the jurisdiction of such courts for this purpose.

b. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when hand delivered, including, without limitation, by Federal Express or other delivery service, or telecopied (transmission confirmed), or when mailed, certified or registered mail, with postage prepaid addressed to the Party at its last known address, or to such other person or address as the Party to receive such notice may have designated from time to time by notice in writing pursuant hereto.

c. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Parties hereto and supersedes all prior agreements and understandings related to the subject matter hereof.

d. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, successors and assigns.

e. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any Party whose signature appears thereon, and all of which together shall constitute one and the same agreement. The Parties agree that this Agreement may be executed by each Party signing one original and providing a facsimile (fax) or scanned copy of the signature page to the Party, provided that each Party agrees to make its document with the original signature available to the other Party upon request, and further provided that the Party agrees that the fax or scanned signature shall be treated as if it were an original signature, and no Party shall contest the validity of this Agreement based on the use of fax or scanned signatures.

f. Assignment. Neither this Agreement nor any rights or obligations hereunder may be assigned or delegated by any Party without the prior written consent of the other Party.

g. Construction. The captions in this Agreement are inserted only as a matter of convenience and in no way affect the terms or intent of any provision of this Agreement. All phrases, pronouns, and other variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural, as the actual identity of the organization, person, or persons may require. No provision of this Agreement shall be construed against any Party hereto by reason of the extent to which such Party or its counsel participated in the drafting hereof.

[Signature Page to Immediately Follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the Effective Date.

Neptune Minerals, Inc.

Executed on June 3, 2011	By:	/s/ John Morris
John Morris, Chief Executive Officer

Odyssey Marine Exploration, Inc.
Executed on June 3, 2011
	By:	/s/ Greg Stemm

Print Name:	Greg Stemm

Title:	CEO

Exhibit A to Debt Conversion Agreement

EXHIBIT “A”

ASSIGNMENT AND ASSUMPTION AGREEMENT

EXHIBIT A

ASSIGNMENT AND ASSUMPTION OF DEBT

This Assignment and Assumption of Debt (this “Assignment”) is entered into effective as of June 3, 2011 (the “Effective Date”) by and between Dorado Ocean Resources Limited, a Hong Kong private limited company whose registered office is at c/o Dorsey & Whitney, Suite 3008 One Pacific Place, 88 Queensway, Hong Kong, People’s Republic of China (“Assignor”), and Neptune Minerals, Inc., a Nevada corporation with its principal executive office located at 5858 Central Ave., St. Petersburg, FL 33707 USA (“Assignee”).

W I T N E S S E T H

WHEREAS, Assignor currently owes an account payable under a marine service agreement to Odyssey Marine Exploration, Inc. (“Odyssey”), in the amount of $8,227,675 (the “Account Payable Debt”); and

WHEREAS, in consideration of that certain Debt Conversion Agreement of even date herewith between Assignee and Odyssey, Assignee has agreed to assume all of Assignor’s rights, obligations and liabilities under the Account Payable Debt effective as of the Effective Date.

NOW, THEREFORE, in consideration of the premises stated herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

6. Recitals. The foregoing recitals are true and correct and are incorporated herein by reference.

7. Assignment. Assignor hereby assigns to Assignee all of its rights, obligations and liabilities in, to and under the Account Payable Debt.

8. Assumption. Assignee hereby accepts the foregoing assignment. Assignee hereby assumes and agrees to pay, perform and be bound by all of the covenants, terms and obligations contained in the Account Payable Debt to be performed by Assignor.

9. Benefit. This Assignment is intended solely to benefit the parties and shall not create any liabilities to any other persons or entities or expand any liabilities to any other persons or entities.

[Signature Page to Immediately Follow]

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the Effective Date.

ASSIGNOR

Neptune Minerals, Inc.

By:	/s/ John Morris
John Morris, Chief Executive Officer

ASSIGNEE

Dorado Ocean Resources Limited

By:	/s/ Brad Baker

Print Name:	Brad Baker

Title:	Director